Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-161175) on Form S-8 and Registration Statement (No. 333-268761) on Form S-3 of Altisource Portfolio Solutions S.A. of our report dated March 30, 2023 relating to the consolidated financial statements of Altisource Portfolio Solutions S.A., appearing in this Annual Report on Form 10-K of Altisource Portfolio Solutions S.A. for the year ended December 31, 2022.

/s/ RSM US LLP

Jacksonville, Florida
March 30, 2023